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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Selected Consolidated Financial and Other Data" and "Experts" and to the use of our reports dated February 26, 2000 (except for Note 1, as to which the date is September 22, 2000, and Note 13, as to which the date is November 6, 2000), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-45514) and related Prospectus of Garmin Ltd. dated December 6, 2000.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Kansas City, Missouri
December 4, 2000